certification

Robert J. Enck, Principal Executive Officer, and Laura Latella, Principal Financial Officer of Equinox Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                   Principal Financial Officer

Equinox Funds Trust                                           Equinox Funds Trust

/s/ _Robert Enck____                                        /s/ _Laura Latella_____

Robert Enck                                                      Laura Latella

Date: __3/9/2017_______                                   Date: ___3/9/2017________

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Equinox Funds Trust and will be retained by Equinox Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.